Exhibit 23.3

                     CONSENT OF INDEPENDENT ACCOUNTING FIRM

To the Board of Directors
Gales Industries Incorporated

We consent to the inclusion in the foregoing amended Registration Statement on Form SB-2/A of (1) our report, dated February 28, 2006, relating to the financial statements of Air Industries Machining, Corp. as of November 30, 2005 and for eleven months then ended and (2) our reported, dated January 13, 2006, relating to the financial statements of Air Industries Machining, Corp. as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts".


                                                  /s/ Bildner & Giannasco, LLP
                                                  ------------------------------
                                                  Bildner & Giannasco, LLP

Jericho, New York
June 15, 2006